Exhibit 7.9

Dated as of January 1, 2007

BELL CANADA
and
COMPUTERSHARE TRUST COMPANY OF CANADA —
SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA
FIFTH SUPPLEMENTAL
TRUST INDENTURE

TABLE OF CONTENTS

Section		PAGE

Recitals		1

	ARTICLE ONE

	Interpretation

1.01	Part of Original Trust Indenture	2

	ARTICLE TWO

	Covenants of the Corporation

2.01	Confirmation of Covenants	2

	ARTICLE THREE

	Execution

3.01	Counterparts and Formal Date	3

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THIS FIFTH SUPPLEMENTAL TRUST INDENTURE made as of January 1, 2007

AMONG	BELL CANADA, incorporated under the laws of Canada and having its registered office in the City of Montréal, in the Province of Québec, herein called the “Corporation”

OF THE FIRST PART

— and —

COMPUTERSHARE TRUST COMPANY OF CANADA — SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA, a trust company incorporated under the laws of Canada and having its head office in the City of Toronto, in the Province of Ontario, herein called “Trustee”

OF THE SECOND PART
     WHEREAS under an indenture dated as of April 17, 1996 (the “Original Trust Indenture”) between the Corporation and Montreal Trust Company of Canada — Compagnie Montréal Trust du Canada (the “Original Trustee”) the creation and issue of Subordinated Debentures from time to time without limitation as to principal amount was provided for;
     AND WHEREAS by indentures supplemental to the Original Trust Indenture, the Corporation has issued or authorized for issue $500,000,000 principal amount of 8.875% Subordinated Debentures, Series 1, Due 2026 and $500,000,000 principal amount of 7.65% Subordinated Debentures, Series 2, Due 2031 (all such series of Subordinated Debentures being herein referred to as the “Authorized Debentures”);
     AND WHEREAS by a Third Supplemental Trust Indenture to the Original Trust Indenture (i) the Original Trustee, the Corporation and the Trustee provided for the resignation of the Original Trustee and its replacement by the Trustee as trustee under the Trust Indenture and (ii) the Corporation restated its covenants following its successive amalgamations with various affiliates;
     AND WHEREAS effective January 1, 2007, the Corporation amalgamated with its wholly-owned direct or indirect subsidiaries listed in Schedule A hereof pursuant to the provisions of the Canada Business Corporations Act;
     AND WHEREAS pursuant to the provisions of the Original Trust Indenture and, in particular, sections 8.01 and 10.01(d) thereof, it is desirable that the Corporation enter into and execute this Fifth Supplemental Trust Indenture in favour of the Trustee to confirm the covenants and obligations of the Corporation.

     NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby agreed and declared as follows:
ARTICLE ONE
Interpretation
     SECTION 1.01 Part of Original Trust Indenture. The Original Trust Indenture is a part of this Fifth Supplemental Trust Indenture and by this reference is incorporated herein with the same effect as though at length set forth herein; and in this Fifth Supplemental Trust Indenture, unless there is something in the subject or context inconsistent therewith, the expression herein contained shall have the same meaning as corresponding expression in the Original Trust Indenture. All the provisions of the Original Trust Indenture, except only so far as the same may be inconsistent with the express provisions of this Fifth Supplemental Trust Indenture, shall apply to and have effect in connection with this Fifth Supplemental Trust Indenture.
ARTICLE TWO
Covenants of the Corporation
     SECTION 2.01. Confirmation of Covenants. The Corporation hereby expressly covenants:
     (1) To pay punctually when due the principal moneys, premium, if any, interest and other moneys payable under the Trust Indenture;
     (2) To perform and observe punctually all the obligations of Bell Canada under the Trust Indenture and under and in respect of all outstanding Debentures; and
     (3) To observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of Bell Canada contained in the Trust Indenture as fully and completely as if it had itself executed the Trust Indenture as Party of the First Part to the Trust Indenture and had expressly agreed therein to observe and perform the same.

ARTICLE THREE
Execution
     SECTION 3.01. Counterparts and Formal Date. This Fifth Supplemental Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of January 1, 2007.
     IN WITNESS WHEREOF the parties hereto have declared that they have required that these presents be in the English language and have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

BELL CANADA
By:	/s/ Michael T. Boychuk
Michael T. Boychuk
Senior Vice-President & Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA —SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA
By:	/s/ Amir Kafshdarah
Amir Kafshdarah
Professional, Corporate Trust

By:	/s/ Ekaterini Galouzis
Ekaterini Galouzis
Administrator, Corporate Trust

SCHEDULE A
LIST OF AMALGAMATED SUBSIDIARIES

1.	Infostream Technologies Inc.
2.	3787851 Canada Inc.
3.	Bell Security Solutions Inc.
4.	Once Corporation
5.	Césart Création Inc.
6.	4371542 Canada Inc.

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